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                                                               EXHIBIT 4.6

                             SILICON GRAPHICS, INC.

                               CRAY RESEARCH, INC.

                                       AND

                                  CHEMICAL BANK
             (FORMERLY KNOWN AS MANUFACTURERS HANOVER TRUST COMPANY)

                                     Trustee

               ---------------------------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of June 30, 1996


                    To Indenture dated as of February 1, 1986

                                     between

                               CRAY RESEARCH, INC.

                                       and

                       MANUFACTURERS HANOVER TRUST COMPANY

                                     Trustee

               ---------------------------------------------------

               6 1/8% Convertible Subordinated Debentures Due 2011

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          FIRST SUPPLEMENTAL INDENTURE, dated as of June 30, 1996, among CRAY
RESEARCH, INC., a Delaware corporation (the "COMPANY"), SILICON GRAPHICS, INC., a Delaware corporation ("PARENT"), and CHEMICAL BANK (formerly known as Manufacturers Hanover Trust Company) a corporation organized and existing under the laws of the State of New York (the "TRUSTEE"), as Trustee to the Indenture (the "INDENTURE"), dated as of February 1, 1986, between the Company and the Trustee.

                      RECITAL OF THE COMPANY AND THE TRUSTEE

          WHEREAS, the Company and the Trustee are parties to the Indenture, pursuant to which certain evidences of indebtedness of the Company have been issued (the "DEBENTURES").

                       RECITALS OF THE COMPANY AND PARENT

          WHEREAS, the Company, C Acquisition Corporation ("MERGER SUB"), a wholly owned subsidiary of Parent, and Parent are parties to an Agreement and Plan of Merger, dated as of February 25, 1996, pursuant to which Merger Sub shall be merged (the "MERGER") with and into the Company on the date hereof, with the Company as the surviving corporation and a wholly owned subsidiary of Parent; and

          WHEREAS, the Company and Parent desire, pursuant to Section 11.01 of the Indenture, to supplement and amend the Indenture, in order to comply with
Section 15.06 of the Indenture.

                               RECITALS OF PARENT


          WHEREAS, Parent is a corporation validly existing under the laws of the State of Delaware;


          WHEREAS, Parent has duly authorized the execution and delivery of this First Supplemental Indenture to comply with Section 15.06 of the Indenture and to jointly and severally assume liability for all the obligations of the Company under the Debentures and the Indenture; and

          WHEREAS, immediately after the Merger, no Event of Default (as defined in the Indenture) exists.

          NOW, THEREFORE, the Company, Parent and the Trustee covenant and agree as follows:

SECTION 1. Pursuant to Section 15.06 of the Indenture, each Debenture shall be convertible into that amount of common stock of Parent, $.001 par value per share, and cash, if any, receivable upon consummation of the Merger by a holder of the number of


                                        2

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shares of common stock of the Company, $1.00 par value per share, issuable upon conversion of such Debenture immediately prior to the consummation of the Merger.

SECTION 2. Parent hereby jointly and severally assumes liability for the due and punctual payment of the principal and premium, if any, and interest on all of the Debentures and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company, with the same effect as if it had been named in the Indenture as a party thereto.

SECTION 3. Any notice or communication by the Trustee to the Company or Parent is duly given if in writing and delivered in person or mailed by first-class mail to the address set forth below:

                         Silicon Graphics, Inc.
                         2011 North Shoreline Boulevard
                         Mountain View, California 94043-1389
                         Attention: Legal Services

SECTION 4. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS FIRST SUPPLEMENTAL INDENTURE.

SECTION 5. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

                                        3

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          IN WITNESS WHEREOF, the parties have caused this First Supplemental
Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.


                              SILICON GRAPHICS, INC.


                              By:  /s/ William M. Kelly
                                 ------------------------------
                                   Name:     William M. Kelly
                                   Title:    Vice President,
                                             General Counsel and Secretary

ATTEST:


By:  /s/ Sandra M. Escher
   ------------------------------
     Name: Sandra M. Escher
     Title: Assistant Secretary

[SEAL]
                              CRAY RESEARCH, INC.


                              By:  /s/ Robert H. Ewald
                                 ------------------------------
                                   Name: Robert H. Ewald
                                   Title: President and Chief Operating
                                           Officer

ATTEST:


By:  /s/ John L. Sullivan
   ------------------------------
     Name: John L. Sullivan
     Title: General Counsel and Secretary

[SEAL]
                              CHEMICAL BANK


                              By:  /s/ Frank J. Grippo
                                 ------------------------------
                                   Name: Frank J. Grippo
                                   Title: Vice President

ATTEST:


By:  /s/ Francine Springer
   ------------------------------
     Name: Francine Springer
     Title: Trust Officer

[SEAL]